APPENDIX A



                           AUDIT COMMITTEE CHARTER
                           -----------------------

Purpose

      The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public and others who rely thereon, the Company's systems of internal accounting and financial controls, the selection, evaluation and retention of independent auditors and the annual independent audit of the Company's financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board.

Membership

      The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition shall satisfy the requirements of the Audit Committee Policy of The Nasdaq Stock Market. Accordingly, all of the members shall be directors:

      o who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      o who are financially literate or who shall become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.

Key Responsibilities

      The Committee's role is one of oversight, and the Committee recognizes that the Company's management is responsible for the preparation and publication of the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition,

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the Committee recognizes that financial management, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

      o The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

      o The Committee shall review on a quarterly basis with the independent auditors any matters required to be discussed by SAS No. 61.

      o The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

      o     The Committee shall:

            o request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

            o discuss with the independent auditors any such disclosed relationship and the impact thereof on the independent auditors' independence; and

            o recommend that the Board take appropriate action to oversee the independence of the independent auditors.

      o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditors.

Adopted by the Board of Directors on June 13, 2000.


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